                                                                 Exhibit 10.8(a)


PRIVATE AND CONFIDENTIAL
AND CONTAINING PRICE SENSITIVE INFORMATION


To:  The Telemonde Companies (as defined in the First Schedule)


                                                                31 December 1999


Dear Sirs

Standstill Letter


1.   Definitions

     For the purposes of this Letter words and expressions defined in the First Schedule will, unless the context otherwise requires, have the meanings respectively assigned to them.

2.   Restrictions during the Standstill Period

     During the Standstill Period (but subject always to paragraphs 4 and 10) MCI WorldCom shall not;

     (a)  No demand or proceedings to recover indebtedness

          make any demand for, or accept payment or discharge of, or claim, or take any proceedings or steps to enforce payment or discharge of, or to recover, the Debt;

     (b)  No steps to enforce rights of recourse

          take steps to enforce or make demand under any guarantee, indemnity, security or other right of recourse in respect of the Debt;

     (c)  No insolvency steps

          take any steps to wind up or appoint a receiver or administrative receiver or administrator or other similar officer over, or commence any other insolvency related proceedings or any analogous proceedings in any other jurisdiction against any Telemonde Group Company or any assets thereof in respect of the Debt;

3    Agreements by the Telemonde Companies

3.1 Each Telemonde Company hereby agrees that, during the Standstill Period (and save as permitted by this Letter or as agreed or required by the Security Agent);


     (a)  No borrowings

          save for Permitted Borrowings, it shall not (and shall procure that each Telemonde Group Company shall not) borrow or raise money or credit of whatever nature from any person;

     (b)  No further security or guarantees

          save for Permitted Encumbrances, it shall not (and shall procure that each Telemonde Group Company shall not) give, create or allow to subsist any charge, lien, security or encumbrance whatsoever or any cash collateral/cash cover or provide any preferential treatment to any creditor or give or agree to give any guarantee or indemnity in respect of any borrowings or liabilities in the nature of borrowings;

     (c)  Arms length transactions only

          save for Permitted Borrowings and Permitted Disposals, it shall not (and shall procure that each Telemonde Group Company shall not) enter into any transaction (including, but not limited to, a disposal) otherwise than on arms length terms in the ordinary course of its business;

     (d)  No disposals

          save for Permitted Disposals, it shall not (and shall procure that each Telemonde Group Company shall not) dispose of any interest in any asset;

     (e)  No dividend

          it shall not (and shall procure that each Telemonde Group Company shall not) declare or announce any dividend or make any other income distributions to its shareholders or repay in whole or in part any intra-group indebtedness or any loans from or other indebtedness to any Management Party or any Telemonde Group Company director, officer or shareholder of any Telemonde Group Company or any person connected to or associated with any Telemonde Group Company or any Management Party;


     (f)  No redemption/purchase of shares

          it shall not (and shall procure that each Telemonde Group Company shall not) purchase or redeem any of its issued shares or repurchase any debt of any Telemonde Group Company;


     (g)  New subsidiaries

          it shall procure that (i) Telemonde remains the ultimate parent company of the Telemonde Guarantee Companies; and (ii) no new subsidiary of Telemonde shall be incorporated without 7 Business Days prior written notice thereof being given to the Security Agent; and
          (iii) that any New Telemonde Company (other than an EquiTel SPV) executes a legally binding guarantee of the Debt in the form contemplated by paragraph 4.1 within seven Business Days of its incorporation or acquisition.

4.   Commencement and Further Obligations


4.1 The obligations of MCI WorldCom to the Telemonde Companies under this Letter are conditional in all respects upon receipt by the Security Agent prior to the Long Stop Date of the following in form and substance satisfactory to the Security Agent;

    (a) Forms of Acceptance and Agreement in the form of the Ninth Schedule duly signed by MCI WorldCom, the Telemonde Companies (other than TIBL) and the Management Parties (and for the avoidance of doubt;

         (i) without prejudice to the terms of paragraph 4.2 or the effect of a breach thereof, this Letter shall be effective and binding on Telemonde, TNL and the Management Parties from the Commencement Date notwithstanding any failure by TIBL to execute and deliver a Form of Acceptance and Agreement;

         (ii) on the execution and delivery by TIBL of a Form of Acceptance and Agreement, this Letter shall (subject to the effect of a breach of paragraph 4.2) be and be deemed to have been binding on TIBL as from the Commencement Date and shall be construed accordingly);

     (b) a guarantee from each of the Telemonde Guarantee Companies incorporated in England and Wales of the Debt in the agreed form contained in the Tenth Schedule;

     (c) a guarantee from Telemonde of the Debt in the agreed form contained in the Eleventh Schedule.

     The date on which the last of these conditions to be satisfied being satisfied shall be the Commencement Date. If each of the above conditions has not been satisfied prior to the Long Stop Date, this Letter shall cease to have any effect.

4.2 By close of business on 5 January 2000, Telemonde and TNL shall jointly and severally procure the execution and delivery of a Form of Acceptance and Agreement in the form of the Ninth Schedule by TIBL.

4.3 By close of business on 7 January 2000, the Telemonde Companies shall jointly and severally procure the execution and delivery in favour of the Security Agent of a guarantee from each of the Telemonde Guarantee Companies incorporated

     (a)  in Bermuda in the agreed form contained in the Twelfth Schedule; and

     (b) in the British Virgin Islands in the agreed form contained in the Thirteenth Schedule; and

     (c)  in Switzerland in the agreed form contained in the Fourteenth
          Schedule.

4.4 By close of business on 15 January 2000, the Telemonde Companies shall jointly and severally procure receipt by the Security Agent of:


          (i) legal opinions in form and substance satisfactory to the Security Agent in respect of each Telemonde Company confirming that the representations and warranties in paragraphs 9.1(a) and 9.1(b) are true;

          (ii) directors' certificates in form and substance satisfactory to the Security Agent and certified copies of board resolutions of each of Telemonde and the Telemonde

               Guarantee Companies evidencing due execution of the documents contemplated by this Letter to be executed by them.

4.5 By close of business on 31 January 2000, the Telemonde Companies shall jointly and severally procure receipt by the Security Agent of:

          (i)   US$50,000 referred to in paragraphs 12.4.2.;

          (ii) a fixed charge over the Common Shares (substantially in the form of the Seventh Schedule);

          (iii) legal opinions in form and substance satisfactory to the Security Agent in respect of the said Fixed Charge over the Common Shares together with directors' certificates in form and substance satisfactory to the Security Agent and certified copies of board resolution of each of the persons executing the said fixed charge over the Common Shares.

4.6 Forthwith on discharge of the CCL Security, TIBL shall (and the Telemonde Companies shall jointly and severally procure that TIBL shall) execute and deliver in favour of the Security Agent a debenture substantially in the form of the Eighth Schedule).

5.   Management Party covenants

     Each Management Party agrees and confirms that during the Standstill Period he shall:

     (a) continue to work diligently for and devote the same amount of time as at present to the business and interests of the Telemonde Group Companies and not, directly or indirectly, be engaged or interested in any business in competition with, or adverse to, the interests of the Telemonde Group Companies (Provided that this shall not prejudice the right of a Management Party to continue to operate as disclosed in the Disclosure Schedule):

     (b) use all best endeavours to procure that each Telemonde Group Company complies with the undertakings, representations and warranties given by or in respect of it in this Letter or in any agreement contemplated herein:

     (c) meet the Security Agent at a mutually convenient time or times as and when requested to review the status of the matters referred to in this Letter; and

     (d) procure that no Telemonde Group Company shall make any repayment of loans from the directors of, or from a person or persons connected with, the relevant Telemonde Group Company;

     (e) use all best endeavours, and procure that Telemonde uses its best endeavours, to progress Financings sufficient to allow the due performance of the obligations of the Telemonde Group Companies pursuant to this Letter and the agreements made or contemplated herein.

6.   Information

     During the Standstill Period, the Telemonde Companies shall:

6.1 provide and/or shall procure the provision to the Security Agent such information and records as may be reasonably requested by the Security Agent including (without limitation);

          (i) quarterly consolidated management accounts and quarterly management accounts for TIBL (sufficient to allow the Security Agent to monitor the condition of the Telemonde Group Companies and to satisfy itself that there has been no material deterioration in the financial condition of any Telemonde Group Company) Provided that, commencing with the accounts for the month of February 2000, such accounts shall be provided monthly by the end of the month following the relevant month period; and

          (ii) confirmation of the progress of any Financing;

6.2  instruct the Auditors to:

     (a) provide in a timely fashion to the Security Agent such information and corporate and financial records as the Security Agent may reasonably request; and

     (b) respond in a timely fashion to enquires reasonably raised by the Security Agent;

     each party to bear its own costs and the costs of its advisers in relation thereto.

7.     Representation that no legal proceedings pending or threatened

       Each of the Telemonde Companies represents and warrants to MCI WorldCom that save as disclosed in the Disclosure Schedule:

7.1 there are no legal or other proceedings pending against it or against any Telemonde Group Company (and so far as it is aware no such claims are threatened) before any court, tribunal, commission or regulatory authority;

7.2 it is not (and no Telemonde Group Company is) in default of any payment owed to any person;

7.3 on (a) any legal or other proceeding being commenced or threatened against it or any Telemonde Group Company; or (b) on it or any Telemonde Group Company becoming in default of any payment owed to any person, it shall, or shall procure that the relevant Telemonde Company shall, notify the Security Agent in writing of that fact (giving details of (aa) the claim or claims and the steps taken or threatened, or (bb) the payment or payments in default, forthwith upon the relevant Telemonde Group Company becoming aware of the proceedings taken or threatened or the payment(s) being in default.

8.     Payment of Debt

8.1 Subject to paragraphs 8.2.2, 8.3, 10.1, 10.2.2 and 16, the Debt shall be paid to the Security Agent in cleared funds on the dates and in the amounts as may be agreed as the Agreed Payment Schedule pursuant to paragraph 8.4.

8.2.1 The sums paid to the Security Agent pursuant to paragraphs 8.1, 8.3 and 16 shall be applied (a) pari passu pro rata to the First Capacity Debt and the Second Capacity Debt; and (b) subject to paragraph 8.2.2, first in reduction of the capital sums comprising the Debt and thereafter in satisfaction of any interest comprising the Debt.

8.2.2 After agreement of the Agreed Payment Schedule pursuant to paragraph 8.4, the sums paid to the Security Agent pursuant to paragraphs 8.3 and 16 shall be applied first in reduction of the capital sums comprising the Debt in inverse order of maturity.

8.3 In the event of a Financing completed prior to agreement of the Agreed Payment Schedule pursuant to paragraph 8.4, Telemonde shall (and each Telemonde Company shall procure that

     Telemonde shall) pay to the Security Agent forthwith upon the receipt of such Financing an amount equal to 20% of the cash amount thereof remaining after prior payments therefrom made to CCL and/or Gemini in reduction of existing indebtedness thereto as at the Commencement Date

8.4 MCI WorldCom and Telemonde each agree to negotiate in good faith the Agreed Payment Schedule with a view to the execution of a binding agreement in respect thereof on or before the Date.

9.   Representations and warranties

9.1  Each Telemonde Company hereby represents and warrants to MCI WorldCom that:

     (a) each Telemonde Group Company has the necessary corporate power and authority to perform and observe its obligations contained in this Letter and/or other agreement to which it is, or is contemplated to be, a party and has obtained all necessary approvals, authorisations, consents or clearances of all governmental, judicial regulatory bodies and authorities required in connection with the execution, delivery and performance of this Letter and of each agreement referred to herein to which it is, or is contemplated to be, a party and the carrying out of the transactions contemplated herein and therein;

     (b) there is no Law, decree or similar enactment binding on it or any Telemonde Group Company and no provision in any corporate document, mortgage, indenture, trust deed, contract or agreement binding on it or any Telemonde Group Company or affecting its or their property which would prevent it or them from observing any of its or their obligations in this Letter or any of the Guarantees or TIBL Security or other agreements to which it is or they are, or are contemplated herein to be, a party;

     (c) all factual or financial information provided by Telemonde or by Management Parties in the F10 Registration Document is true, complete and accurate in all material respects and all forecasts and opinions made or given therein were honestly made on reasonable grounds after careful enquiry by each of them;

     (d) no Management Party nor any Telemonde Group Company nor any person connected to or associated with any Management Party or any Telemonde Group Company holds any security from any Telemonde Group Company:

          (e) there are no undrawn facilities available to the Telemonde Group Companies or any of them.

9.2 each Management Party hereby represents and warrants to MCI WorldCom that the above representations and warranties are true.

10.       Events terminating standstill arrangements

10.1      Time of termination of standstill arrangements

          The Standstill arrangements in paragraphs 2, 3, 5, 6, 8, 11 and 16 will cease to apply and the Standstill Period will end (i) forthwith upon any breach by any Telemonde Company of the terms of this Letter, the Guarantees and/or the TIBL Security; (ii) forthwith if an Insolvency Event occurs or is found to exist in respect of any Telemonde Group Company; (iii) save as disclosed in the Disclosure Schedule, forthwith upon any legal or other proceedings involving a claim of more than US$500,000 being commenced or threatened against any Telemonde Group Company or the value of claims or proceedings against any Telemonde Group Company exceeding in aggregate US$1 million; (iv) save as disclosed in the Disclosure Schedule, forthwith upon any Telemonde Group Company failing to meet any liability to a creditor in excess of US$500,000 or failing to meet liabilities in aggregate in excess of US$1 million; (v) at any time after the Commencement Date if any situation arises or information comes to light which in the opinion of the Security Agent shows there to have been a material adverse change in the financial condition of any Telemonde Group Company from that apparent from the F10 Registration Document as at 15 November 1999; (vi) seven days after the Date if, by the Date, an Agreed Payment Schedule has not been agreed and executed by the Security Agent and Telemonde pursuant to paragraph 8.4; and
          (vii) in any event at 5:00pm British Summer Time on 31 May 2000 or (if earlier) on the Debt being repaid in full.

10.2      Survival of terms after standstill

10.2.1 With the exception of paragraphs 2, 3, 5, 6, 8, 11 and 16 of this Letter, all other provisions of this Letter shall survive the cessation of the Standstill Period.

10.2.2 For the avoidance of doubt, it is agreed that, upon the cessation of the Standstill Period, the agreement of MCI WorldCom to accept payment of the Debt in accordance with the provisions of this Letter shall not apply and the Debt (if it has not been fully repaid) shall be immediately due and payable to MCI WorldCom by TIBL pursuant to the terms of the Capacity Agreements and be recoverable from Telemonde and the Telemonde Guarantee Companies pursuant to the terms of the Guarantees and the TIBL Security.

11.  Assignment

     During the Standstill Period, MCI WorldCom may assign or transfer or sub-participate their rights or obligations hereunder or under any document referred to herein to any company within the same group as the Security Agent but not further or otherwise. No Telemonde Company or Management Party may assign or transfer any of its rights or obligations hereunder or under any document referred to herein.

12.  General

12.1 Governing law

     This Letter shall be governed by, construed and take effect in accordance with English law and the Telemonde Companies and the Management Parties submit to the exclusive jurisdiction of the English Courts. Each Telemonde Company and each Management Party hereby irrevocably appoints Bird & Bird of 90 Fetter Lane London EC4A 1JP as its agent for service of process relating to any proceedings before the English Courts in connection with this Letter. Any writ, judgment or other notice of legal process shall be sufficiently served on any Telemonde Company or Management Party if delivered to such agent at its address for the time being and each Telemonde Company and each Management Party agrees that failure by a process agent to notify it or him of the process will not invalidate the proceedings concerned.

12.2 Variation

     No variation of this Letter shall be effective unless such variation shall have been made in writing and signed by a duly authorised officer of the Security Agent and Telemonde. "Variation" shall include any variation, supplement, deletion, replacement or amendment however effected.

12.3      Waiver

          No waiver of a breach of the terms of, or any default under, this Letter shall be deemed a waiver of any subsequent breach or default or in any way affect the other terms of this Letter.

12.4      Costs

12.4.1 Subject to paragraphs 12.4.2 and 12.4.3, each of the parties shall bear its own costs in connection with the negotiation, preparation, execution and implementation of this Letter including the fees and disbursements of their respective legal, accountancy and other advisers.

12.4.2 Telemonde shall pay to the Security Agent on or before the Date the sum of US$50,000 by way of contribution to the costs referred to in paragraph 12.4.1.

12.4.3 The Telemonde Companies undertake to the Security Agent that they shall bear and punctually pay any and all stamp, registration, documentary and similar tax that may be payable or determined to be payable in any jurisdiction on or in connection with the execution or delivery of this Letter and/or the Guarantees and/or the TIBL Security, or any of them, or otherwise in connection with the validity or enforceability of this Letter and/or the Guarantees and/or the TIBL Security, or any of them, or any right or claim of the Security Agent and/or MCI WorldCom hereunder or thereunder and shall indemnify the Security Agent and/or MCI WorldCom against any and all liabilities in respect of the same.

12.5      Agreements joint and several

          All agreements, covenants, representations and warranties given by the Telemonde Companies are given by the Telemonde Companies jointly and severally.

12.6      Counterparts

          This Letter may be signed in any number of counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one agreement.

12.7      Confidentiality and Announcements

12.7.1 Except as required by law or any regulatory or governmental body or authority or as made to professional advisers, no announcement, statement or information concerning this Letter or the subject matter of it shall be made or released by or on behalf of any Telemonde Company. Management Party or MCI WorldCom save in terms agreed in advance in writing by the Security Agent (in respect of any such release by any Telemonde Company or Management Party) or by Telemonde (in respect of any such release by MCI WorldCom).

12.7.2 MCI WorldCom agrees to keep confidential any information supplied to it pursuant to paragraph 6 save where that information (i) is or becomes in the public domain (otherwise that through a breach of confidentiality by MCI WorldCom) or (ii) is disclosed as required by law or by any regulatory or governmental body or authority or (iii) is disclosed to professional advisers or (iv) where the disclosure is in terms agreed in advance in writing by Telemonde.

12.7.3 Any of MCI WorldCom, the Management Parties and any Telemonde Company may disclose the terms of this Letter for the purpose of enforcing its terms or the terms of any document referred to in or contemplated by it.

13.       Notices

13.1      Addresses for notice and deemed service

          Any demand, notice, consent or approval or other communication to be given under this Letter shall be in writing and shall either be delivered personally or sent by pre-paid airmail post or facsimile transmission to the relevant party's address or facsimile number referred to in the Fifth Schedule (or such other address or facsimile number as is notified in writing from time to time by such party to the other parties in accordance with the requirements of this paragraph). Any such notice shall be effective upon receipt and shall be deemed to have been received:

          (a)  if delivered personally, at the time of delivery;

          (b)  if posted, at the time of receipt; and

       (c) if communicated by facsimile transmission, upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the address.

       PROVIDED that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6.00 pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the next following Business Day.

14.    Payments

14.1   S$:

       All payments to be made to the Security Agent under this Letter shall be made in US Dollars in immediately available, cleared funds into such account in the United Kingdom as notified to Telemonde in accordance with paragraph 13, not later than 11.00 am in the United Kingdom on the due date.

14.2   Payment


       If any payment under this Letter falls due on a day which is not a Business Day the payment shall be made on the next succeeding Business Day unless that day falls in the next month in which event payment shall be made on the immediately preceding Business Day.

15.    No Set-Off:

15.1 Each payment to the Security Agent to be made under this Letter by a party hereto shall be made free and clear of and without any deduction, withholding or set-off whatsoever, including for or on account of Taxes, unless the payer is required by Law to make such a payment subject to a deduction or withholding. If the payer is required by Law to make a deduction or withholding from such a payment, the relevant sum payable by the payer shall be increased by an additional amount to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to that which it would have received and so retained had no such deduction or withholding been made or required to be made.

16.  Agreement by MCI WorldCom

     MCI WorldCom hereby agrees and confirms that, on a disposal of shares in an EquiTel Company, the Security Agent shall, on payment to the Security Agent in or towards discharge of the Debt of an amount which is the greater of US$5 million and 20% of the gross cash proceeds of the disposal, release the disposed EquiTel Company (and any Subsidiaries of it) from the guarantees given by it (or them) of the Debt pursuant to paragraph 4.

17.  Interpretation

     References in this letter to "this Letter" shall include this Letter and its Schedules.

We should be grateful if you will confirm your acceptance of these proposals by signing and returning the enclosed Form of Acceptance and Agreement, directing it to MCI WorldCom Limited, 14 Gray's Inn Road, London WCIX 8HN (attention:
General Counsel).

Yours faithfully



/s/ Donelle St. John    12/31/99
for and on behalf of
MCI WorldCom Global Networks U.S., Inc.



/s/ Donelle St. John    12/31/99
for and on behalf of
MCI WorldCom Global Networks Limited

16.  Agreement by MCI WorldCom

     MCI WorldCom hereby agrees and confirms that, on a disposal of shares in an EquiTel Company, the Security Agent shall, on payment to the Security Agent in or towards discharge of the Debt of an amount which is the greater of US$5 million and 20% of the gross cash proceeds of the disposal, release the disposed EquiTel Company (and any Subsidiaries of it) from the guarantees given by it (or them) of the Debt pursuant to paragraph 4.

17.  Interpretation

     References in this letter to "this Letter" shall include this Letter and its Schedules.

We should be grateful if you will confirm your acceptance of these proposals by signing and returning the enclosed Form of Acceptance and Agreement, directing it to MCI WorldCom Limited, 14 Gray's Inn Road, London WCIX 8HN (attention:
General Counsel).

Yours faithfully



for and on behalf of
MCI WorldCom Global Networks U.S., Inc.



for and on behalf of
MCI WorldCom Global Networks Limited

                                FIRST SCHEDULE

"associated" has the meaning set out in section 435 of the Insolvency Act 1986.

"Agreed Payment Schedule" means a schedule for repayment of the Debt on specified dates and in specified amounts constituting a binding rescheduling of the Debt.

"Auditors" means Messrs Moore Stephens of Snow Hill, London EC1

"Business Day" means a day (excluding Saturdays and Sundays) on which banks are open for business in London.

"Capacity Agreements" means together the First Capacity Agreement and the Second Capacity Agreement.

"CCL" means Communications Collateral Limited.

"CCL Security" means the existing securities granted by Telemonde Group Companies to CCL details of which are disclosed to the Security Agent in the Disclosure Schedule.

"Commencement Date" has the meaning given in paragraph 4.1.

"Common Shares" means 9917356 common shares in the capital of Telemonde representing a value of US$30 million calculated by reference to the closing price thereof on 29 December 1999.

"connected" has the meaning set out in section 249 of the Insolvency Act 1986.

"Date" means 31 January 2000 or such later date as the Security Agent and Telemonde may agree in writing

"Debt" means together the First Capacity Debt and the Second Capacity Debt.

"Disclosure Schedule" means the Sixth Schedule

"EquiTel Companies" means each of EquiTel Communications Limited, EquiTel Card Services Limited, Telesource Limited, Teleroute Limited and
Desert-Telecommunications Services, LLC.

"EquiTel SPV" means a subsidiary of EquiTel Communications Limited established as a special purpose finance vehicle for the expansion of the businesses conducted by any of the EquiTel Companies.

"Financing" means any public or private raising of debt or security finance by Telemonde.

"F10 Registration Document" means the Form 10 Form for Registration of Securities dated 15 November 1999 filed by Telemonde pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934.

"First Capacity Agreement" means the Transmission Capacity Agreement dated 24 December 1999 between MCI WorldCom and TIBL.

"First Capacity Debt" means the sum of US$19.8 million plus interest accruing thereon from 28 January 1999 until the date of payment and any other sums including annual charges of US$1,050,000 and interest thereon accruing due pursuant to the First Capacity Agreement owed by TIBL to MCI WorldCom pursuant to the terms of the First Capacity Agreement.

"Gemini" means Gemini Submarine Cable System Limited.

"Guarantees" means the guarantees contemplated by paragraph 4 or provided to MCI WorldCom in respect of the Debt prior to the Commencement Date.

"Insolvency Event" means:

(i) the commencement of a voluntary winding up, within the meaning of section 84 of the Insolvency Act 1986 (save where such winding up is for the purposes of a reconstruction or amalgamation while solvent on terms previously approved in writing by the Security Agent;

(ii) the presentation of a petition for the appointment of an administrator or liquidator under the Insolvency Act 1986 or the appointment of an administrative receiver or a receiver, or the presentation of a proposal for a voluntary arrangement under Part I of that Act;

(iii) the obtaining by a person of judgment against or the levying of distress or similar action over assets of any Telemonde Group Company:

(iv) the taking in any jurisdiction against or in respect of any Telemonde Group Company or its assets any steps or proceedings analogous to any of the above;

"Law" means the laws, regulations or registration requirements of any relevant jurisdiction.

"Long Stop Date" means 6.00 pm Greenwich Mean Time on 31 December 1999.

"Management Parties" means Mr Maxwell and Mr Bishop.

"MCI Network" means MCI WorldCom Global Networks Limited (formerly MFS CableCo (Bermuda) Limited) whose registered office is at Clarenden House, 2 Church Street, Hamilton, Bermuda.

"MCI Global" means MCI WorldCom Global Networks U.S., INC, whose registered office is at 9 East Lookerman Street, Dover, Kent, Delaware 19901 USA.

"MCI WorldCom" means MCI Global and MCI Network.

"Mr Bishop" means Adam Bishop of 40 Portman Square London W1H 9FH.

"Mr Maxwell means Kevin Maxwell of 40 Portman Square London W1H 9FH.

"New Telemonde Company" means any company which, after the Commencement Date, becomes a subsidiary of Telemonde.

"Permitted Borrowings" means the categories of borrowings set out in the Third Schedule.

"Permitted Disposals" means the categories of disposals set out in the Fourth Schedule.

"Permitted Encumbrances" means (a) the CCL Security; (b) the TIBL Security; (c) any encumbrances arising by operation of law or under valid reservation of title arrangements in favour of trade suppliers in each case entered into by a Telemonde Group Company in the normal course of its trade; (d) any encumbrance granted by Telemonde other than to any Telemonde Group Company or any party connected to any Telemonde Group Company; and (c) any encumbrance granted by an EquiTel Company for the purpose of securing Permitted Borrowings by that Company

"Second Capacity Agreement" the Transmission Capacity Agreement dated 31 March 1999 between MCI WorldCom, and TIBL.

"Second Capacity Debt" means the sum of US$6.5 million plus interest accruing thereon from 12 April 1999 until the date of payment and any other sums including annual charges of US$176,438.32 and interest thereon accruing due pursuant to the Second Capacity Agreement owed by TIBL to MCI WorldCom pursuant to the terms of the Second Capacity Agreement.

"Security Agent" means MCI Global.

"Standstill Date" means close of business on the Commencement Date.

"Standstill Period" means the period from the Standstill Date to the date on which the Standstill ceases to apply in accordance with paragraph 10.

"Subsidiaries" has the meaning set forth in section 736 of the Companies Act 1985 save that it shall include any subsidiary undertaking as defined in section 258 of the Companies Act 1985.

"Telemonde Companies" means each of Telemonde, TIBL and TNL (and "Telemonde Company" shall mean any one of them).

"Telemonde Group Companies" means Telemonde and the Telemonde Guarantee
Companies.

"Telemonde Guarantee Companies" means the companies listed in the Second
Schedule.

"Telemonde" means Telemonde, Inc.

"TIBL" means Telemonde International Bandwidth Limited (formerly EquiTel Bandwidth Limited).

"TIBL Security" means the debenture contemplated by paragraphs 4 6.

"TNL" means Telemonde Networks Limited.

In this Letter, unless the context otherwise requires:

     (a) references to this Letter or any other document include references to this Letter, its recitals and its schedules or such other document as varied, supplemented and/or replaced in any manner from time to time;

     (b) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees:

     (c) references to recitals, paragraphs, schedules and sub-divisions of them are references to the recitals and paragraphs of, and schedules to, this Letter and sub-divisions of them respectively;

     (d) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended and any subordinate legislation made from time to time under it;

     (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

     (f) references to the one gender include all genders and references to the singular shall include the plural and vice versa;

     (g) recitals and headings are inserted for convenience only and shall be ignored in construing this Letter; and

     (h) the words "company", "subsidiary", "subsidiary undertaking" and "holding company" have the meanings given to them by the Companies Act 1985.

Where under the terms of this Letter any party accept an obligation to use "best endeavours" in and towards fulfilment of any objective or occurrence, the full extent of the party's obligation shall be to take all such steps which a prudent, determined and reasonable person, acting in his own interests and intent on the fulfilment of such obligation, would take.

                       TELEMONDE INTERNATIONAL BANDWIDTH
                                    LIMITED

                              Registered Office:
  Lake Building, 1/st/ Floor, Wickhams Cay, PO Box 3152, Road Town, Tortola,
                            British Virgin Islands
                               PLEASE REPLY TO:
      PO Box HM2001, Argonaut House, 5 Park Road, Hamilton HM HX, Bermuda
     Tel: + 1 441 292 7979                                 Fax: + 1 441 292 4069



To:

MCI WorldCom Global Networks Limited
Clarendon House
2 Church Street
Hamilton
Bermuda.

MCI WorldCom Global Networks U.S., INC.
9 East Lookerman Street
Dover, Kent, Delaware 19901
USA.

Dear Sirs

RE: Telemonde Group

We refer to the Standstill letter dated 31 December 1999. We hereby confirm our acceptance of and agreement to its terms.

                 /s/ S Williams                    /s/ S Jones
                -----------------------           ------------------------
                S Williams, Director              S Jones, Director
                             for and on behalf of
                   TELEMONDE INTERNATIONAL BANDWIDTH LIMITED

Dated: 5 January 2000

                       Form of Acceptance and Agreement



Dear Sirs

Telemonde Group

I refer to the Standstill letter dated 31 December 1999. I hereby confirm my acceptance of and agreement to its terms.


/s/ Kevin Maxwell
-----------------------
Kevin Maxwell

                       Form of Acceptance and Agreement



Dear Sirs

Telemonde Group

We refer to the Standstill letter dated 31 December 1999. We hereby confirm our acceptance of and agreement to its terms.


/s/ Adam Bishop

For and on behalf of
Telemonde, Inc.

Dated: 31-12-1999

                       Form of Acceptance and Agreement



Dear Sirs

Telemonde Group

We refer to the Standstill letter dated 31 December 1999. We hereby confirm our acceptance of and agreement to its terms.


/s/ Adam Bishop

For and on behalf of
Telemonde Networks Limited

Dated: 31-12-1999

                       Form of Acceptance and Agreement



Dear Sirs

Telemonde Group

I refer to the Standstill letter dated 31 December 1999. I hereby confirm my acceptance of and agreement to its terms.


/s/ Adam Bishop
-----------------------
Adam Bishop